UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

December 19, 2006

MOBILEPRO CORP.
---------------
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
--------------------
(Address of principal executive offices) (Zip Code)

(301) 315-9040
--------------
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

From December 19, 2006 through January 11, 2007 the Registrant (“Mobilepro”) issued a total of 22,088,004 shares of its common stock to Cornell Capital Partners, LP to pay principal and interest due under the terms of two convertible debentures, one dated June 30, 2006 in the principal amount of $15,149,650, which convertible debenture was reported in our Current Report on Form 8-K filed July 7, 2006, for which the Registrant issued 17,544,815 shares of its common stock, and one dated August 28, 2006 in the principal amount of $2,300,000, which convertible debenture was reported in our Current Report on Form 8-K filed September 9, 2006, for which the Registrant issued 4,543,189 shares of its common stock. Under the terms of these convertible debentures, Mobilepro has the right to pay principal and interest due in shares of Mobilepro’s common stock, which shares shall be valued at the lower of (i) $0.275 for the June 30, 2006 Debenture and $0.174 for the August 28, 2006 Debenture or (ii) a 7% discount to the average of the two lowest daily volume weighted average prices of Mobilpro’s common stock as quoted by Bloomberg, LP for the five trading days immediately following the scheduled payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright Jay O. Wright Chief Executive Officer MOBILEPRO CORP.

Date: January 12, 2007